Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this registration statement on Form S-8 of Pacific Ethanol, Inc. of our report dated March 16, 2015, except for the 2014 and 2013 information in Note 5 as to which the date is March 15, 2016, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Pacific Ethanol, Inc. for the year ended December 31, 2015.

/s/ HEIN & ASSOCIATES LLP

Irvine, California

June 16, 2016